INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of FFLC Bancorp, Inc. (the "Company") on Form S-8 of our report dated January 14, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999.


/s/ Hacker, Johnson & Smith, P.A.

HACKER, JOHNSON & SMITH, P.A.
Orlando, Florida
January 5, 2001